AIM MONEY MARKET FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2009
FILE NUMBER:       811-05686
SERIES NO.:        6

72DD.   1  Total income dividends for which record date passed during the period. (000's Omitted)
           AIM Cash Reserve Shares   $  6,019
        2  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B                   $    579
           Class C                   $    503
           Class R                   $    184
           Class Y                   $     73
           Investor Class            $  2,559

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           AIM Cash Reserve Shares     0.0077
        2  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B                     0.0041
           Class C                     0.0041
           Class R                     0.0064
           Class Y                     0.0052
           Investor Class              0.0088

74U.    1  Number of shares outstanding (000's Omitted)
           AIM Cash Reserve Shares    681,779
        2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                    116,639
           Class C                    104,613
           Class R                     43,033
           Class Y                     17,371
           Investor Class             258,733

74V.    1  Net asset value per share (to nearest cent)
           AIM Cash Reserve Shares   $   1.00
        2  Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B                   $   1.00
           Class C                   $   1.00
           Class R                   $   1.00
           Class Y                   $   1.00
           Investor Class            $   1.00